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                            JOINT FILING AGREEMENT


         We, the undersigned, hereby express our agreement that the attached
Schedule 13D (including all amendments thereto) is filed on behalf of each of the undersigned.


Date: September  19, 1997
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                                                  BB BIOTECH AG


                                                  By: /s/ HANS-JOERG GRAF
                                                     ------------------------
                                                  Name: Hans-Joerg Graf

                                                  By: /s/ DR. VICTOR BISCHOFF
                                                     ------------------------
                                                  Name: Dr. Victor Bischoff

                                                  BIOTECH TARGET, S.A.


                                                  By: /s/ DR. ANDREAS BREMER
                                                     ------------------------
                                                  Name: Dr. Andreas Bremer


                                                  By: /s/ DR. ANDERS HOVE
                                                     ------------------------
                                                  Name: Dr. Anders Hove